UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2018

Jernigan Capital, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36892	47-1978772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 Poplar Avenue, Suite 650 Memphis, Tennessee		38119
(Address of Principal Executive Offices)		(Zip Code)

(901) 567-9510
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company.

☒	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2018, Jernigan Capital, Inc. (the “Company”) announced that, in furtherance of the Company’s Board of Directors’ ongoing evaluation of succession planning of the leadership of the Company, effective immediately, John A. Good, the Company’s current President and Chief Operating Officer, will assume the role of Chief Executive Officer and Jonathan L. Perry, the Company’s current Executive Vice President and Chief Investment Officer, will assume the role of President. Mr. Perry will retain his role as Chief Investment Officer. Dean Jernigan will continue as Executive Chairman of the Company and will continue his active involvement in the Company’s investment activities as a member, along with Messrs. Good and Perry, of the Company’s investment committee.

Mr. Good, age 60, has served as the Company’s President and Chief Operating Officer and as a director since June 2015. Prior to joining the Company, Mr. Good was a partner and co-head of the real estate investment trust (“REIT”) practice group of Morrison & Foerster LLP, a global law firm, where he served from October 2013 until joining the Company in June 2015. Mr. Good was counsel to the Company in its 2015 initial public offering. Since January 2018, Mr. Good has served on the board of directors, as chairman of the compensation committee and as a member of the nominating and corporate governance committee of Farmland Partners, Inc., a publicly-traded farmland REIT. Mr. Good has over 25 years of experience working with REIT senior management teams and boards of directors.

Mr. Perry, age 45, has served as the Company’s Executive Vice President and Chief Investment Officer since June 2018. From 2008 until joining the Company in 2018, Mr. Perry held several positions at CubeSmart, a publicly-traded self-storage REIT, most recently as Senior Vice President and Chief Investment Officer. Mr. Perry began his career at Storage USA in February 1998, serving in a variety of roles until the company’s sale in 2002 to GE Capital. After a period with GE Capital following the Storage USA acquisition, Mr. Perry partnered with Mr. Jernigan in a private investment partnership that owned and operated self-storage facilities. Mr. Perry is the son-in-law of Mr. Jernigan.

There are no arrangements or understandings between Messrs. Good or Perry and any other persons pursuant to which Messrs. Good and Perry were named as Chief Executive Officer and President, respectively. There are no transactions between Messrs. Good or Perry and the Company that would be reportable under Item 404(a) of Regulation S-K.

The Company has previously entered into an indemnification agreement with each of Messrs. Good and Perry substantially identical to those entered into with its other executive officers.

None of Messrs. Jernigan, Good or Perry has entered into new compensation arrangements with the Company at this time.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release announcing the foregoing is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 29, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2018

Jernigan Capital, Inc.

By:	/s/ John A. Good
Name: John A. Good
Title: Chief Executive Officer